UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

PLANET GREEN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130-30 31stAve, Suite 512 Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 799-0380

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLAG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Planet Green Holdings Corp., which was held on October 18, 2024, each of the proposals described below was approved by the Company’s stockholders of record. The final results for the votes regarding each proposal are set forth in the following tables. Each of the proposals is described in detail in the Company’s Proxy Statement.

Proposal 1:

Approval of electing five directors to serve as members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

	FOR	WITHHELD
Bin Zhou	5,314,393	4,623
Lili Hu	5,314,391	4,625
Luojie Pu	5,314,387	4,629
King Fai Leung	5,314,387	4,629
Yang Cao	5,314,387	4,629

Proposal 2:

Approval of ratifying the appointment of YCM CPA, INC. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

	For	Against	Abstain
Auditor Ratification Proposal	6,156,992	10,596	4,429

Proposal 3:

Approval of an adjournment of the Annual Meeting to a later date or dates to permit further solicitation of proxies.:

	For	Against	Abstain
Adjourn the Annual Meeting Proposal	6,154,909	13,534	3,574

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLANET GREEN HOLDINGS CORP.

Date: October 23, 2024	By:	/s/ Bin Zhou
		Name:	Bin Zhou
		Title:	Chief Executive Officer and Chairman

2